TERMINATION AGREEMENT

THIS AGREEMENT is made effective the 13th day of April, 2006

                A M O N G:

OCCULOGIX, INC., a corporation incorporated under the laws of the State of Delaware

(hereinafter referred to as “OccuLogix”)

- and -

AMD MEDICAL SERVICES INC., a corporation incorporated under the laws of the Province of Ontario

(hereinafter referred to as “AMD”)

- and -

DR. IRVING J. SIEGEL, M.D. of the Town of Richmond Hill in the Province of Ontario

(hereinafter referred to as “Siegel”)

- and -

OCCULOGIX CANADA CORP., an unlimited liability company incorporated under the laws of the Province of Nova Scotia

(hereinafter referred to as “OCC”)

- and -

RHEO CLINIC INC., a corporation incorporated under the laws of Canada

(hereinafter referred to as “RHEO CLINIC”)

- and -

TLC VISION CORPORATION, a corporation incorporated under the laws of the Province of New Brunswick

(hereinafter referred to as “TLCV”)

WHEREAS the appointment of Siegel as the Vice President, Clinical Affairs of OccuLogix is terminated at the close of business on the date hereof;

AND WHEREAS the employment agreement (“Siegel’s Employment Agreement”), dated as of August 1, 2003, between Siegel and Vascular Sciences Corporation (now OccuLogix), as amended by an amending agreement dated as of September 1, 2005, between Siegel and OccuLogix, is terminated at the close of business on the date hereof;

AND WHEREAS Siegel is a beneficial owner, director and officer of AMD;

AND WHEREAS Quest Clinical Trials Inc. (now AMD), Rheo Clinic, Siegel and OccuLogix, L.P., entered into an amended and restated consulting agreement, dated as of August 1, 2003, pursuant to which, among other things, Quest Clinical Trials Inc. (now AMD) provided medical and other services to Rheo Clinic in connection with the operation of its Rheopheresis™ clinic located in the City of Mississauga (the “Original Consulting Agreement”);

AND WHEREAS the Original Consulting Agreement amended and restated the consulting agreement, dated January 8, 2003, among Quest Clinical Trials Inc. (now AMD), Rheo Clinic and Siegel;

AND WHEREAS, in connection with the Original Consulting Agreement, TLCV, Rheo Clinic and Quest Clinical Trials Inc. (now AMD) entered into an indemnity agreement, dated as of August 1, 2003, pursuant to which Rheo Clinic agreed to indemnify and hold harmless Quest Clinical Trials Inc. (now AMD) and its doctors and personnel from and against liability, losses, damages and expenses suffered under the circumstances provided for therein and pursuant to which TLCV guaranteed the performance by Rheo Clinic of its obligations thereunder (the “Indemnity Agreement”);

AND WHEREAS as of December 31, 2005, OccuLogix, L.P. assigned all of its assets and liabilities to OCC, including, without limitation, its rights and obligations under the Original Consulting Agreement;

AND WHEREAS the Original Consulting Agreement had been replaced by the consulting agreement, dated September 1, 2005, among OccuLogix, AMD and Siegel (the “Current Consulting Agreement”);

AND WHEREAS the services provided under the Current Consulting Agreement are no longer required;

NOW, THEREFORE, in consideration of the promises and mutual covenants set out in this Agreement (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties hereto agree as follows:

1.	TERMINATION OF AGREEMENTS

1.1  AMD, Rheo Clinic, Siegel and OCC hereby acknowledge and agree that, effective as of the date hereof, pursuant to Section 5.2 of the Original Consulting Agreement, the Original Consulting Agreement is automatically terminated, and rendered null and void, by reason of the termination of Siegel’s Employment Agreement.

1.2  TLCV, Rheo Clinic and AMD hereby agree that, effective as of the date hereof, the Indemnity Agreement is terminated and rendered null and void, save and except for those provisions thereof that are expressly stated to survive its termination.

1.3  OccuLogix, AMD and Siegel hereby acknowledge and agree that, effective as of the date hereof, the Current Consulting Agreement is terminated and rendered null and void, save and except for those provisions thereof that are expressly stated to survive its termination.

2.	WAIVER OF NOTICE

2.1  Each of OccuLogix, AMD and Siegel hereby waives the requirement, contained in Section 4.1 of the Current Consulting Agreement, to provide 30 days’ written notice of an intention to terminate the Current Consulting Agreement.

3.	REPRESENTATIONS AND WARRANTIES

3.1  Each of the parties hereto, other than Siegel, hereby represents and warrants to the other parties that:

(a)	it has the corporate power and capacity to enter into, and perform its obligations under, this Agreement; and

(b)	it has taken all necessary action on its part to authorize the execution and delivery by it of this Agreement and the performance of its obligations hereunder.

3.2  Siegel hereby represents and warrants to the other parties that:

(a)	he has had sufficient time to review and consider this Agreement thoroughly;

(b)	he has read and understands the terms of this Agreement and his obligations hereunder; and

(c)	he has been given an opportunity to obtain independent legal advice, or such other advice as he may desire, concerning the interpretation and effect of this Agreement.

4.	FURTHER ASSURANCES

4.1  Each of the parties hereto hereby agrees to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, such further acts, documents and instruments as may be reasonably necessary to accomplish the intent of this Agreement.

5.	GOVERNING LAW

5.1  This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

6.	SIGNATURE

6.1  This Agreement may be signed by facsimile and in counterpart, and each such counterpart will constitute an original document, and such counterparts, taken together, will constitute one and the same document.

7.	TIME OF ESSENCE

Time is of the essence in this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

OCCULOGIX, INC.
By:	/s/ Thomas P. Reeves
Thomas P. Reeves
President and Chief Operating Officer

AMD MEDICAL SERVICES INC.
By:	/s/ Irving J. Siegel
Irving J. Siegel
President

/s/ Irving J. Siegel
Signature of Witness	Irving J. Siegel

Name of Witness (please print)

OCCULOGIX CANADA CORP.
By:	/s/ Elias Vamvakas
Elias Vamvakas
President and Secretary

RHEO CLINIC INC.
By:	/s/ Brian Andrew
Brian Andrew
Secretary

TLC VISION CORPORATION
By:	/s/ Brian Andrew
Brian Andrew
Secretary